UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2010

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle
Suite 3500
Hunt Valley, Maryland  21030
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 8.01  Other Events.

On April 20, 2010, Omega Healthcare Investors, Inc. (“Omega”) announced that it had exercised its option to acquire 63 additional long-term care facilities (the “Option Portfolio”) from affiliates of CapitalSource Inc. (“CapitalSource”).  The aggregate consideration to be paid at the closing of the Option Portfolio (the “Option Closing”), which is expected to occur in June 2010, is approximately $295 million, consisting of approximately: (i) $34 million in cash to sellers, and (ii) repayment of $261 million of debt at closing.  The 63 facilities comprising the Option Portfolio represent 6,529 available beds located in 19 states, are part of 30 in-place triple net leases among 18 operators. The 30 leases generate approximately $34 million of annualized revenue.

Omega acquired the option to purchase the Option Portfolio in connection with its previously reported Securities Purchase Agreement with CapitalSource, pursuant to which Omega acquired entities owning 40 facilities on December 22, 2009, and has agreed to acquire 40 additional facilities subject to obtaining consent of the U.S. Department of Housing and Urban Development (the “HUD Portfolio”).

The consummation of the closings on each of the Option Portfolio and the HUD Portfolio are subject to customary closing conditions, and there can be no assurance as to when or whether such transactions will be consummated.  The purchase price payable at each such closing is also subject to certain adjustments, including but not limited to a dollar-for-dollar increase or decrease of the consideration to the extent the assumed debt is less than or greater than the amount set forth in the purchase agreement, and an upward or downward adjustment to prorate certain items of accrued and prepaid income and expense of the CapitalSource subsidiaries to be acquired.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits

99.1     Press Release, dated April 20, 2010.

This Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the proposed purchase of the CapitalSource subsidiaries, which is subject to numerous conditions, requirements, adjustments, options, assumptions, risks and uncertainties. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) the ability of the parties to satisfy the various conditions to the completion of the remaining transactions; (ii) potential adjustments to the form and amount of consideration payable in connection with the remaining transactions pursuant to the purchase agreement and option agreement; (iii) potential unforeseen costs associated with the transactions. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.  The Company does not undertake and expressly disclaims any obligation to update any forward-looking statements contained in this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.

By: /s/ Robert O. Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer

Dated:  April 20, 2010